--------------------------
                                                      |          FILED
                                                      |  JAMES J. WALDRON, CLERK
                                                      |        MAR 9 1998
                                                      |      US BANKRUPTCY COURT
                                                      |         NEWARK, NJ
                                                      --------------------------
FROHLING, HUDAK & MCCARTHY, P.C.
425 EAGLE ROCK AVENUE, SUITE 200
ROSELAND, NEW JERSEY 07068
(973) 226-4600
ATTORNEYS FOR MICHAEL O'SHEA

                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

-------------------------------------------     CHAPTER 7
                                          }
IN THE MATTER OF                          }     CASE NO 89-03936/WFT
                                          }
PEOPLE RIDESHARING SYSTEMS, INC.,         }
                                          }
            DEBTOR,                       }
                                          }
------------------------------------------


                                      ORDER
                                      -----

   This matter having been opened to the Court by Frohling, Hudak & McCarthy, P.C., attorneys Michael O'Shea, upon application for an Order to clarify the prior Order of May 1, 1996 and to confirm the sale of the corporate charter of debtor and to confirm the continued existence of Debtor's corporate charter free of any claims and/or liens and to approve the issuance of stock of the Debtor to creditors; and it appearing that all interested parties and counsel have been served with the application; and it further appearing that the Debtor is free and clear of any claims of any creditors; and it further appearing that the Debtor is without any assets except for its corporate charter; and the Court having considered all of the papers submitted in support and opposition to this motion; and for good cause shown:

         IT IS on this 9th day of March, 1998, ORDERED:

         1. That the Debtor has no assets except for its corporate charter which shall survive the Chapter 7 Bankruptcy liquidation for the purpose of stock issuances pursuant to the plan set forth below and which was previously sold to applicant on May 1, 1996;

         2. That ownership of the corporate charter of the Debtor and all of its subsidiaries shall deemed to have been transferred to Michael O'Shea as of May 1, 1996;

         3. that shares of common stock of the Debtor and each of its subsidiaries shall be deemed to have been issued to creditors of Debtor as a class in the amount of 10% of the total number of shares outstanding of each of the said subsidiary companies and to the shareholders of the Debtor as a class in the amount of 5% of the total number of shares outstanding of each of the subsidiary companies of Debtor, pursuant to the provisions of Section 3 (a)(10) of the Securities Act of 1933 as amended; and

         4. that a copy of this Order shall be transmitted to all creditors and other parties in interest within 10 days of the date hereof.

                                    /s/ William F. Tuohey
                                    ---------------------------------
                                    HONORABLE WILLIAM F. TUOHEY
                                    UNITED STATES BANKRUPTCY JUDGE


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